DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952

February 19, 2004

DIMON Incorporated Announces Completion of Exchange Offer For 7 ¾% Senior Notes Due 2013

Danville, VA….(NYSE-DMN)  DIMON Incorporated announced today that it has completed its offer to exchange $1,000 principal amount of its 7 ¾% Senior Notes due 2013, which have been registered under the Securities Act of 1933, as amended, for each $1,000 principal amount of its outstanding 7 ¾% Senior Notes due 2013.  The exchange offer expired as scheduled at 5:00 p.m., New York City time, on Thursday, February 19, 2004.  The company has accepted tender of unregistered notes from holders of $125,000,000, or 100%, of the $125,000,000 outstanding principal amount of the unregistered notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

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